EXHIBIT 32.2


                       RECKSON OPERATING PARTNERSHIP, L.P
      CERTIFICATION OF MICHAEL MATURO, EXECUTIVE VICE PRESIDENT, TREASURER
        AND CHIEF FINANCIAL OFFICER OF RECKSON ASSOCIATES REALTY CORP.,
        THE SOLE GENERAL PARTNER OF RECKSON OPERATING PARTNERSHIP, L.P., PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE



I, Michael Maturo, Executive Vice President, Treasurer and Chief Financial Officer of Reckson Associates Realty Corp., the sole general partner of Reckson Operating Partnership, L.P. (the "Company"), certify pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

     1) The Annual Report on Form 10-K of the Company for the annual period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 8, 2004

                           By     /s/ Michael Maturo
                              ------------------------------------------------
                                       Michael Maturo
                                       Executive Vice President, Treasurer and
                                              Chief Financial Officer of Reckson
                                       Associates Realty Corp., the sole general
                                       partner of the Registrant.

A signed original of this written statement required by section 906 has been provided to Reckson Operating Partnership, L.P. and will be furnished to the Securities and Exchange Commission or its staff upon request.